SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
American Capital Agency Corp.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

American Capital Agency Corp. Two Bethesda Metro Center, 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com
May 3, 2013

Dear Stockholder:

American Capital Agency Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on April 30, 2013. The proposals considered at the Annual Meeting are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 20, 2013 (the “Proxy”).

At the Annual Meeting, holders of the Company's common stock voted to approve Proposal 1 (re-election of the Company's Board of Directors) and Proposal 3 (ratification of the Company's independent public accountants), and voted to adjourn the Annual Meeting with respect to Proposal 2 (a proposed amendment to the Company's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 20,000,000 shares) in order to allow stockholders additional time to vote on Proposal 2.

The adjournment with respect to Proposal 2 will be until 9:00 a.m., Eastern Time, on Thursday, May 30, 2013, at the Company's offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. At that meeting, a vote on Proposal 2 regarding the charter amendment will take place.

Proposal 2 is subject to a higher voting standard (a majority of all shares of common stock outstanding) than Proposals 1 and 3 (a majority of all shares of common stock cast at the Annual Meeting). In addition, Proposal 2 is considered a “non-routine” proposal and as such, brokers do not have discretionary authority to vote on this proposal if you hold your shares of common stock in street name and do not provide voting instructions to your broker. Information concerning Proposal 2 is contained in the Proxy.

Our records indicate that we have not yet received your vote. Please help us avoid the costs of further adjournments, phone calls and mailings by promptly voting your shares of common stock on Proposal 2. Your vote is important, regardless of the number of shares of common stock that you own. For your convenience, we have enclosed a voting instruction form or proxy card that you may use to vote your shares of common stock on Proposal 2. To vote by mail, please complete, sign and date the voting instruction form or proxy card and mail it in the enclosed pre-addressed envelope.  You may also vote via telephone or the internet as instructed in the voting instruction form or proxy card.

If you have any questions or need any assistance voting your shares, please call Georgeson Inc., the Company's proxy solicitor, toll-free at 1-800-676-0194.

Sincerely Yours,

Samuel A. Flax
Executive Vice President and Secretary